                                                                      EXHIBIT 12
                                                                   (PAGE 1 0F 2)


                         MATTEL, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (Amounts in thousands, except ratios)


                                  (Unaudited)


                                                                              FOR THE
                                                                          SIX MONTHS ENDED
                                                                   -----------------------------
                                                                      June 30,        June 30,
                                                                       2000            1999
                                                                   ------------    -------------
EARNINGS AVAILABLE FOR FIXED
     CHARGES:
Income (loss) from continuing operations before income taxes, cumulative effect of changes in accounting principles and
  extraordinary items                                                 ($53,354)      ($287,806)
Less (plus) minority interest and
  undistributed income (loss)
  of less-than-majority-owned
  affiliates, net                                                          441             448
Add:
  Interest expense                                                      60,301          52,472
  Appropriate portion of rents (c)                                       7,001           7,380
                                                                   -----------     -----------

Earnings available for fixed charges                                   $14,389       ($227,506)
                                                                   ===========     ===========

FIXED CHARGES:
  Interest expense                                                     $60,301        $ 52,472
  Capitalized interest                                                      51             503
  Appropriate portion of rents (c)                                       7,001           7,380
                                                                   -----------     -----------

Fixed charges                                                          $67,353        $ 60,355
                                                                   ===========     ===========

Ratio of earnings to fixed charges                                        0.21(d)        (3.77)(e)
                                                                   ===========     ===========


                                                                                FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                                                      ------------------------------------------------------------

                                                                          1999          1998        1997        1996       1995
                                                                      ------------   ----------  ----------  ---------  ----------
EARNINGS AVAILABLE FOR FIXED
     CHARGES:
Income (loss) from continuing operations before income taxes, cumulative effect of changes in accounting principles and
  extraordinary items                                                    $170,164    $459,446    $425,082    $536,756    $504,668
Less (plus) minority interest and
  undistributed income (loss)
  of less-than-majority-owned
  affiliates, net                                                             145        (165)       (144)        303         (36)
Add:
  Interest expense                                                        131,609     110,833      90,130     100,226     102,983
  Appropriate portion of rents (c)                                         11,974      16,262      17,665      19,527      19,450
                                                                      -----------    --------    --------    --------    --------

Earnings available for fixed charges                                     $313,892    $586,376    $532,733    $656,812    $627,065
                                                                      ===========    ========    ========    ========    ========

FIXED CHARGES:
  Interest expense                                                       $131,609    $110,833    $ 90,130    $100,226    $102,983
  Capitalized interest                                                        527         993         991       1,789         693
  Appropriate portion of rents (c)                                         11,974      16,262      17,665      19,527      19,450
                                                                      -----------    --------    --------    --------    --------

Fixed charges                                                            $144,110    $128,088    $108,786    $121,542    $123,126
                                                                      ===========    ========    ========    ========    ========

Ratio of earnings to fixed charges                                           2.18 X      4.58 X      4.90 X      5.40 X      5.09 X
                                                                      ===========    ========    ========    ========    ========

(a) Although Mattel merged with The Learning Company, Inc. ("Learning Company") in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment is being reported as a discontinued operation effective March 31, 2000.

(b) The ratio of earnings to fixed charges for 1995 through 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into Mattel, which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d) Primarily as a result of a $53.1 million charge to earnings taken in the first quarter of 2000 related to the departure of certain senior executives, earnings did not cover fixed charges by $53.0 million for the six month period ended June 30, 2000.

(e) As a result of restructuring and other nonrecurring charges of $293.1 million incurred in the second quarter of 1999, earnings did not cover fixed charges by $287.9 million for the six month period ended June 30, 1999.

                                                                      EXHIBIT 12
                                                                   (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                     (Amounts in thousands, except ratios)

                                  (Unaudited)

                                                                                 FOR THE
                                                                             SIX MONTHS ENDED
                                                                       ----------------------------
                                                                          June 30,        June 30,
                                                                            2000            1999
                                                                       ------------    ------------
EARNINGS AVAILABLE FOR FIXED
       CHARGES:
  Income (loss) from continuing operations before income taxes, cumulative effect changes in accounting principles and
     extraordinary items                                                  ($53,354)      ($287,806)
  Less (plus) minority interest and
     undistributed income (loss)
     of less-than-majority-owned
     affiliates, net                                                           441             448
  Add:
     Interest expense                                                       60,301          52,472
     Appropriate portion of rents (c)                                        7,001           7,380
                                                                           -------        --------

 Earnings available for fixed charges                                      $14,389       ($227,506)
                                                                           =======        ========

FIXED CHARGES:
  Interest expense                                                         $60,301        $ 52,472
  Capitalized interest                                                          51             503
  Dividends - Series B preferred stock                                           -               -
  Dividends - Series C preferred stock                                           -           3,980
  Dividends - Series F preference stock                                          -               -
  Appropriate portion of rents (c)                                           7,001           7,380
                                                                           -------        --------

  Fixed charges                                                            $67,353        $ 64,335
                                                                           =======        ========
Ratio of earnings to combined fixed charges and
  preferred stock dividends                                                   0.21 (d)       (3.54)(e)
                                                                           =======        ========


                                                                              FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                                                 -----------------------------------------------------------------

                                                                     1999             1998          1997         1996       1995
                                                                 ------------      ----------     ---------    --------  ---------
EARNINGS AVAILABLE FOR FIXED
       CHARGES:
  Income (loss) from continuing operations before income taxes, cumulative effect changes in accounting principles and
     extraordinary items                                           $170,164       $459,446       $425,082      $536,756   $504,668
  Less (plus) minority interest and
     undistributed income (loss)
     of less-than-majority-owned
     affiliates, net                                                    145           (165)          (144)          303        (36)
  Add:
     Interest expense                                               131,609        110,833         90,130       100,226    102,983
     Appropriate portion of rents (c)                                11,974         16,262         17,665        19,527     19,450
                                                                   --------       --------       --------      -------    -------

 Earnings available for fixed charges                              $313,892       $586,376       $532,733      $656,812   $627,065
                                                                   ========       ========       ========      ========   ========

FIXED CHARGES:
  Interest expense                                                 $131,609       $110,833       $ 90,130      $100,226   $102,983
  Capitalized interest                                                  527            993            991         1,789        693
  Dividends - Series B preferred stock                                    -              -          2,537         3,406      3,200
  Dividends - Series C preferred stock                                3,980          7,960          7,968         3,985          -
  Dividends - Series F preference stock                                   -              -              -             -      3,342
  Appropriate portion of rents (c)                                   11,974         16,262         17,665        19,527     19,450
                                                                   --------       --------       --------       -------   --------

  Fixed charges                                                    $148,090       $136,048       $119,291      $128,933   $129,668
                                                                   ========       ========       ========      ========   ========
Ratio of earnings to combined fixed charges and
  preferred stock dividends                                            2.12 X         4.31 X         4.47 X        5.09 X     4.84X
                                                                   ========       ========       ========      ========    =======


(a) Although Mattel merged with Learning Company in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment is being reported as a discontinued operation effective March 31, 2000.


(b) The ratio of earnings to fixed charges for 1995 through 1997 has been restated for the effects of the March 1997 merger of Tyco into Mattel, which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d) Primarily as a result of a $53.1 million charge to earnings taken in the first quarter of 2000 related to the departure of certain senior executives, earnings did not cover fixed charges by $53.0 million for the six month period ended June 30, 2000.

(e) As a result of restructuring and other nonrecurring charges of $293.1 million incurred in the second quarter of 1999, earnings did not cover fixed charges and preferred stock dividends by $291.8 million for the six month period ended June 30, 1999.